EXHIBIT 1.1

Execution Version

COVANTA HOLDING CORPORATION

6.375% Senior Notes due 2022

UNDERWRITING AGREEMENT

March 8, 2012

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As Representatives of the several

Underwriters listed in Schedule 1 attached hereto,

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Covanta Holding Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its 6.375% Senior Notes due 2022 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of January 18, 2007 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture to be dated as of March 19, 2012 (the “Third Supplemental Indenture” and, the Base Indenture as supplemented by the Third Supplemental Indenture, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3

(File No. 333-178503), including a prospectus, relating to the Securities which became effective upon filing with the Commission. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) at the time it was filed that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At 3:30 p.m. (New York City Time) on March 8, 2012 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 8, 2012 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.22% of the principal amount thereof plus accrued interest, if any, from March 19, 2012 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, New York, New York at 10:00 A.M., New York City time, on March 19, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-

effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date hereof, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty is given on the basis that any statement contained in a document incorporated by reference therein shall be deemed not to be contained therein if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference therein or in any amendment or supplement thereto, and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Each of the Company and its subsidiaries (as defined in Section 14) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Schedule 2 hereto sets forth a true and correct list of all subsidiaries owned or controlled by the Company that would be required to be disclosed under Item 601(b)(21) of Regulation S-K. None of the subsidiaries of the Company (other than the subsidiaries listed on Schedule 3 hereto (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405).

(g) The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus and were issued in compliance with federal and, to the best knowledge of the Company, state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus and were issued in compliance with federal and, to the best knowledge of the Company, state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims created pursuant to the Credit and Guaranty Agreement, dated as of February 9, 2007, among the Company, Covanta Energy Corporation, certain of its subsidiaries, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (as the same may be amended, restated, amended and restated, supplemented, extended or refinanced) (the “Existing Credit Facility”), or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”); (i) the Securities have been duly authorized and, when issued and delivered by the Company and paid for by the Underwriters pursuant to this Agreement and duly authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”); (ii) the Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and conforms in all material respects to the requirements of the Trust Indenture Act and, the Base Indenture constitutes and the Third Supplemental Indenture, when duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and (iii) the Securities and the Indenture will conform in all material respects to the descriptions thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(j) The execution, delivery and performance by the Company of the Transaction Documents, the issuance of the Securities, the consummation of the other transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the other Transaction Documents, the issuance of the Securities or consummation of the other transactions contemplated hereby, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(k) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of each of the Transaction Documents by the Company, the issuance of the Securities, the consummation of the other transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus, except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters.

(l) Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date, there has not been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that could reasonably be expected to have a material adverse change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as otherwise disclosed in the Time of Sale Information.

(m) Since the date as of which information is given in the Time of Sale Information and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has entered into any material transaction not in the ordinary course of business or (iii) the Company has not declared or paid any dividend on its capital stock.

(n) The statements set forth or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Description of notes,” insofar as they purport to constitute a summary of the material terms of the Securities and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, fairly summarize in all material respects the matters referred to therein.

(o) The historical financial statements of the Company and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X of the Securities Act, as applicable, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears or is incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus and who have delivered the initial letter referred to in Section 6(i) hereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(q) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects, except such as are described in each of the Registration Statement, the Time of Sale Information and the Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Effect.

(r) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes (i) is commercially adequate for the conduct of their respective businesses and the value of their respective properties and (ii) is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

(s) The Company is not and as of the Closing Date (as defined in Section 2) and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t) Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the issuance of the Securities or consummation of the other transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(u) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(v) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(w)(i)(a) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) sponsored or maintained by the Company or its subsidiaries (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (b) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (c) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (ii) with respect to each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title IV of ERISA and for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability, other than a “Multiemployer Plan” (within the meaning of Section 4001(a)(3) of ERISA) (each a “Pension Plan”): (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA, including, without limitation, any failure to make a required minimum funding payment as described in Pension Benefit Guaranty Corporation (“PBGC”) Regulation Section 4043.25) has occurred or is reasonably expected to occur; (b) no Pension Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Pension Plan; and (c) no Pension Plan is, or is reasonably expected to be, in “at-risk status” (within the meaning of Section 303(i) of ERISA); (iii) to the Company’s knowledge after due inquiry, no Multiemployer Plan is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); and (iv) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Pension Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Pension Plan or Multiemployer Plan.

(x) The Company and each of its subsidiaries (i) have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and (ii) have paid all taxes due thereon except, in the case of clauses (i) and (ii), to the extent any failure to so file or pay would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)(i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company’s disclosure controls and procedures provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) There is and has been no failure on the part of the Company and to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits; none of the Company or its subsidiaries is aware of any proceedings relating to the revocation or modification thereof, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(dd) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for any failure to own or possess such adequate rights or any such conflict that would not reasonably be expected to result in a Material Adverse Effect.

(ee) The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(ff) The Company is in compliance in all respects with all presently applicable state and local laws and regulations relating to the safety of its operations, including the Operational Safety and Health Act of 1970, as amended, and the regulations thereunder, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(gg) For each of the insurance Subsidiaries of the Company chartered as an insurance company under state law (the “Insurance Subsidiaries”), the Company has delivered true, correct and complete copies of the statutory financial statements (including the annual reports filed in each state in which one of such Insurance Subsidiaries is admitted or approved) for each such Insurance Subsidiary for the years 2009 through 2011. All such statements shall be referred to as “Insurance Subsidiary Statements”; the Insurance Subsidiary Statements present fairly in all material respects, on a consistent basis and in accordance with practices prescribed or permitted by the appropriate regulatory agencies of each state in which the Insurance Subsidiary Statements have been filed or may be required to be filed, the financial position at the end of each such referenced period and results of each such Insurance Subsidiary’s operations for each such referenced period; the exhibits and schedules included in the Insurance Subsidiary Statements are fairly stated in all material respects in relation to the subject Insurance Subsidiary and the Insurance Subsidiary Statements comply in all material respects with applicable regulatory requirements.

(hh) Each of the Insurance Subsidiaries is duly licensed as an insurance company under the applicable insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder of each jurisdiction in which the conduct of its existing business as described in the Time of Sale Information and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(ii) Each subsidiary of the Company that owns, leases or operates an electric generation facility located within the United States that makes sales at wholesale (i) either (A) has been granted by the Federal Energy Regulatory Commission (“FERC”)

“exempt wholesale generator” or “EWG” (within the meaning of FERC regulations) status, (B) owns a facility that is a “Qualifying Facility” (“QF”) as defined under the Public Utility Regulatory Policies Act of 1978, as amended, and the current rules and regulations promulgated thereunder (“PURPA”), or (C) operates a facility owned by a state or municipality of a state and is thus exempt from the Federal Power Act (“FPA”) under Section 201(f) of the FPA; and (ii) either (A) has received an order from the FERC that is in full force and effect and not subject to any pending challenge, investigation, complaint, or other proceeding (other than generic proceedings generally applicable in the industry) (x) authorizing such subsidiary to engage in (or in the case of Covanta SEMASS, L.P. accepting for filing a rate tariff and service agreements, providing for) wholesale sales of energy, capacity and/or ancillary services pursuant to Section 205 of the FPA and (y) granting blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA or (B) with respect to any subsidiary that owns, leases or operates a QF, such facility is a QF under PURPA and is exempt from regulation under Section 204 of the FPA, and exempt from Sections 205 and 206 of the FPA with respect to current sales from the facilities, or (C) operates a facility that is owned by a state or municipality of a state and is exempt from Sections 205 and 206 of the FPA under Section 201(f) of the FPA.

(jj) Neither the Company, nor any of its subsidiaries, is subject to (i) regulation as a “public utility”, “public service company” or “utility holding company” (or any similar designation) by any state in the United States, including regulation of rates for utility service, securities issuances or other transactions, or (ii) regulation by any local, state, federal or foreign governmental authority requiring any notice, consent or approval for the issuance of the Securities in the manner contemplated in this Agreement.

(kk) Other than the Insurance Subsidiaries, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(ll) Neither the Company, any of its subsidiaries nor any of its directors or officers, nor, to the knowledge of the Company, any affiliate, employee, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable anti-corruption law; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(nn) Neither the Company, any of its subsidiaries nor any of its directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”). The Company and its subsidiaries each represents that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of financing any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of an OFAC Sanction.

(oo) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the transactions contemplated hereby as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(pp) The Company and its affiliates have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Time of Sale Information, the Prospectus and any Free Writing Offering Document to which the Representatives have consented in accordance with Section 4(f).

(qq) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company in connection with the offering of the Securities.

(rr) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(tt) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(uu) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid or will pay the registration fee for this offering pursuant to Rule 457 under the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, but only as of the date thereof, to each Underwriter.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file, within the time periods required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City as soon as practicable and in any event prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) The Company will deliver, without charge, (i) to the Representatives, two conformed copies, and, if requested, at least one copy of the manually signed originals of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus (other than the Term Sheet in the form of Annex C hereto), and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement or amendment to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(i) To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(j) Not to directly or indirectly take or authorize any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) The Company will, pursuant to reasonable procedures developed in good faith, comply with legending requirements applicable to Issuer Free Writing Prospectuses and retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to

Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Time of Sale Information or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities and the Indenture, the Time of Sale Information and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Neal, Gerber & Eisenberg LLP shall have furnished to the Representatives its written opinion and statement, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Annex A-1.

(e) Milbank, Tweed, Hadley & McCloy LLP shall have furnished to the Representatives its written opinions, as special counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Annex A-2.

(f) The General Counsel of the Company shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Annex A-3.

(g) Dewey & LeBoeuf LLP shall have furnished to the Representatives its written opinion, as regulatory counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form of attached hereto as Annex A-4.

(h) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion and statement, addressed to the Underwriters and dated such Closing Date, with respect to the issuance and sale of the Securities, the Time of Sale Information, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Information, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the

Registration Statement, the Time of Sale Information and the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations, warranties and agreements of the Company in Section 3 are true and correct on and as of such Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(ii) They have carefully examined the Time of Sale Information and the Prospectus, and, in their opinion, (A) the Time of Sale Information, as of the Time of Sale and as of the Closing Date, and the Prospectus, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of Time of Sale Information, no event has occurred that should have been set forth in a supplement or amendment to the Time of Sale Information or the Prospectus.

(l) Except as described in each of the Registration Statement, the Time of Sale Information or the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is used in Section 15E of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any of its subsidiaries.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(o) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the following: (i) the names of the underwriters on the cover page of the Preliminary Prospectus and the Prospectus and in the table under the first paragraph under the heading “Underwriting” and (ii) the information set forth in the third paragraph, third sentence in the sixth paragraph and the seventh paragraph under the heading “Underwriting.”

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(l), 6(m) and 6(n) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities and the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(b) If, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (a) above, then the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives, who so agree, shall have the right, but shall not be obligated to purchase, in such proportions as may be agreed upon among them, all the Securities to be purchased on such date, provided, however, if the non-defaulting Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(c) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and stamp duties or other similar taxes, if any, incident to and in connection with (i) the authorization, issuance, sale and delivery of the Securities, and the preparation and printing of certificates for the Securities; (ii) the preparation, printing, distribution and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and any amendment or supplement thereto; (iii) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable and documented related fees and expenses of counsel to the Underwriters); (v) the preparation, printing and distribution of one or more versions of the Time of Sale Information and the Prospectus for distribution in Canada (often in the form of a Canadian “wrapper”) (including reasonable and documented related fees and expenses of Canadian counsel to the Underwriters); (vi) the approval of the Securities by DTC for “book-entry” transfer; (vii) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow; provided, however, that any expenses or costs associated with any chartered plane used in connection with any “road show” presentation to potential investors will be paid 50% by the Underwriters and 50% by the Company; (viii) any filing with, and clearance of the offering by, FINRA; (ix) all other costs and expenses incident to the performance of the obligations of the Company, including the costs and charges of any transfer agent and any registrar, any fees charged by rating agencies for rating the Securities, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties).

(b) If (i) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason or (ii) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” means any subsidiary of the Company required to be identified pursuant to Item 601(b)(21) of Regulation S-K.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

(b) Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Legal Department; and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to Covanta Holding Corporation, 445 South Street, Morristown, New Jersey, 07960 Attention: General Counsel (Fax: 862-345-5140).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Representatives on behalf of the Underwriters.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

COVANTA HOLDING CORPORATION

By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson
	Title:	Executive Vice President,
General Counsel and Secretary

Accepted:

MORGAN STANLEY & CO. LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

By MORGAN STANLEY & CO. LLC

By:	/s/ Michael Monk
	Name:	Michael Monk
	Title:	Authorized Signatory

By MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Henrik Dahlback
	Name:	Henrik Dahlback
	Title:	Director

Schedule 1

Underwriters	Principal Amount
Morgan Stanley & Co. LLC	$58,988,764
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$58,988,764
Barclays Capital Inc.	$49,157,303
Credit Agricole Securities (USA) Inc.	$49,157,303
J.P. Morgan Securities LLC	$49,157,303
Citigroup Global Markets Inc.	$33,426,966
HSBC Securities (USA) Inc.	$23,595,506
Mitsubishi UFJ Securities (USA), Inc.	$23,595,506
RBS Securities Inc.	$23,595,506
TD Securities (USA) LLC	$23,595,506
Avondale Partners, LLC	$2,247,191
Wedbush Securities Inc.	$2,247,191
Wunderlich Securities, Inc.	$2,247,191
Total	$400,000,000

Schedule 2

List of Subsidiaries

8309 Tujunga Avenue Corp.
AC LINES LLC
American Commercial Lines Holdings LLC
Bal-Sam India Holdings Limited
Burney Mountain Power
Capital Compost & Waste Reduction Services, LLC
Capstone Surety Insurance Services, Inc.
Central Valley Biomass Holdings, LLC
Central Valley Fuels Management Inc.
Covanta Abington Transfer Solutions LLC
Covanta Alexandria / Arlington, Inc.
Covanta ARC Company
Covanta ARC Holdings, Inc.
Covanta ARC LLC
Covanta B-3, LLC
Covanta Babylon, Inc.
Covanta Bangladesh Operating Limited
Covanta Berkshire Holdings, Inc.
Covanta Berkshire Operations, Inc.
Covanta Bessemer, Inc.
Covanta Biofuels, Inc.
Covanta Brig Y Cwm Limited
Covanta Bristol, Inc.
Covanta Burnaby Renewable Energy, Inc.
Covanta Capital District II LLC
Covanta Capital District LLC
Covanta Capital District, L.P.
Covanta Company of SEMASS, L.P.
Covanta Connecticut (S.E.), LLC
Covanta Dade Investments, Inc.
Covanta Dade Metals Recovery LLC
Covanta Dade Power Corp
Covanta Dade Renewable Energy Ltd
Covanta Delano, Inc.
Covanta Delaware Valley II, LLC
Covanta Delaware Valley LLC
Covanta Delaware Valley, L.P.
Covanta Development Company LLC
Covanta Durham York Renewable Energy Limited Partnership
Covanta Energy (Ireland) Limited
Covanta Energy (Thailand) Ltd
Covanta Energy (UK) Limited
Covanta Energy Americas, Inc.

1

Covanta Energy Asia Holdings Ltd.
Covanta Energy Asia Pacific Holdings Limited
Covanta Energy Asia Pacific Limited
Covanta Energy Asia, Inc.
Covanta Energy China (Delta) Ltd.
Covanta Energy China (Gamma) Ltd.
Covanta Energy Corporation
Covanta Energy Europe, Inc.
Covanta Energy Group, Inc.
Covanta Energy India (Balaji) Ltd.
Covanta Energy India (CBM) Limited
Covanta Energy India (Samalpatti) Ltd.
Covanta Energy (India) Private Limited
Covanta Energy International Investments Limited
Covanta Energy Limited
Covanta Energy Marketing LLC
Covanta Energy Philippine Holdings, Inc.
Covanta Energy Resource Corp.
Covanta Energy Services, Inc.
Covanta Engineering Services, Inc.
Covanta ES, Inc.
Covanta Essex Company
Covanta Essex II, LLC
Covanta Essex LLC
Covanta Europe Holdings S.a.r.l.
Covanta Europe Engineering Limited
Covanta Europe Operations Limited
Covanta Fairfax, Inc.
Covanta Five Ltd.
Covanta Four Ltd.
Covanta Frederick/Carroll, Inc.
Covanta Funds Administration, Inc.
Covanta Gold River Renewable Energy Limited Partnership
Covanta Hampton Roads LLC
Covanta Harford, Inc.
Covanta Harrisburg, Inc.
Covanta Haverhill Associates
Covanta Haverhill Properties, Inc.
Covanta Haverhill, Inc.
Covanta Hawaii Energy LLC
Covanta Hempstead Company
Covanta Hempstead II, LLC
Covanta Hempstead LLC
Covanta Hennepin Energy Resource Co., Limited Partnership
Covanta Hillsborough, Inc.
Covanta Holding Limited

2

Covanta Honolulu Resource Recovery Venture
Covanta Hudson Valley Renewable Energy LLC
Covanta Huntington Limited Partnership
Covanta Huntington Resource Recovery One Corp.
Covanta Huntington Resource Recovery Seven Corp.
Covanta Huntsville, Inc.
Covanta Hydro Operations West, Inc.
Covanta Ince Park Limited
Covanta Indianapolis, Inc.
Covanta Insurance Holdings Corporation
Covanta Italy Holding, S.r.l.
Covanta Kent, Inc.
Covanta Lake Holding Corp.
Covanta Lake II, Inc.
Covanta Lancaster, Inc.
Covanta Lee, Inc.
Covanta Long Beach Renewable Energy Corp.
Covanta Long Island, Inc.
Covanta MacArthur Renewable Energy, Inc.
Covanta Maine, LLC
Covanta Marion Land Corp.
Covanta Marion, Inc.
Covanta Mauritius O&M Ltd.
Covanta Mendota Holdings, Inc.
Covanta Mendota, L.P.
Covanta Mid-Conn., Inc.
Covanta Montgomery, Inc.
Covanta Niagara II, LLC
Covanta Niagara LLC
Covanta Niagara, L.P.
Covanta Oahu Waste Energy Recovery, Inc.
Covanta Omega Lease, Inc.
Covanta One Ltd.
Covanta Onondaga Five Corp.
Covanta Onondaga Four Corp.
Covanta Onondaga Limited Partnership
Covanta Onondaga Operations, Inc.
Covanta Onondaga Three Corp.
Covanta Onondaga Two Corp.
Covanta Onondaga, Inc.
Covanta Operations of SEMASS II, LLC
Covanta Operations of SEMASS LLC
Covanta Operations of Union LLC
Covanta OPW Associates, Inc.
Covanta OPWH, Inc.
Covanta Otay 3 Company

3

Covanta Palm Beach Renewable Energy LLC
Covanta Pasco, Inc.
Covanta Pinellas, Inc.
Covanta Pittsfield, LLC
Covanta Plymouth Energy Corp.
Covanta Plymouth GP Corp.
Covanta Plymouth Investments Corp.
Covanta Plymouth Renewable Energy Limited Partnership
Covanta Plymouth, Inc.
Covanta Power Development of Mauritius, Inc.
Covanta Power Development, Inc.
Covanta Power International Holdings, Inc.
Covanta Power LLC
Covanta Power Pacific, Inc.
Covanta Power Plant Operations
Covanta Projects of Hawaii, Inc.
Covanta Projects of Wallingford, L.P.
Covanta Projects, Inc.
Covanta Ref-Fuel Finance LLC
Covanta Ref-Fuel Holdings LLC
Covanta Ref-Fuel II LLC
Covanta Ref-Fuel LLC
Covanta Ref-Fuel Management II, LLC
Covanta Ref-Fuel Management LLC
Covanta Renewable Energy Detroit, LLC
Covanta Renewable Fuels LLC
Covanta Research & Technology, LLC
Covanta Rookery South Limited
Covanta RRS Holdings, Inc.
Covanta SBR Associates
Covanta SECONN LLC
Covanta Sustainable Solutions, LLC f/k/a Covanta Secure Services, LLC
Covanta SEMASS II, LLC
Covanta SEMASS LLC
Covanta SEMASS, L.P.
Covanta Southeastern Connecticut Company
Covanta Southeastern Connecticut, L.P.
Covanta Southeastern Florida Renewable Energy LLC
Covanta Springfield, LLC
Covanta Stanislaus, Inc.
Covanta Systems, LLC
Covanta Three Ltd.
Covanta Two Ltd.
Covanta UK Engineering Limited
Covanta UK Operations Limited
Covanta Union, Inc.

4

Covanta WBH, LLC
Covanta Wallingford Associates, Inc.
Covanta Warren Energy Resource Co., Limited Partnership
Covanta Warren Holdings I, Inc.
Covanta Warren Holdings II, Inc.
Covanta Waste to Energy Asia Ltd.
Covanta Waste to Energy Asia Limited
Covanta Waste to Energy of Italy, Inc.
Covanta Waste to Energy, LLC
Covanta Water Holdings, Inc.
Covanta Water Systems, Inc.
Covanta York Renewable Energy LLC
Danielson Indemnity Company
Danielson Insurance Company
Danielson National Insurance Company
Danielson Reinsurance Corporation
Dublin Waste to Energy (Holdings) Limited
Dublin Waste to Energy Limited
DSS Environmental, Inc.
ECOvanta, LLC
Edison (Bataan) Cogeneration Corporation
Enereurope Holdings III, B.V
Generating Resource Recovery Partners L.P.
GOA Holdings Limited
Haverhill Power, LLC
Hidro Operaciones Don Pedro S.A.
LMI, Inc. d/b/a Landfill Management, Inc.
M O’Connor LLC
Mount Kisco Transfer Station, Inc.
MSW Energy Erie LLC
MSW Energy Finance Co. II, Inc.
MSW Energy Finance Co., Inc.
MSW Energy Holdings II LLC
MSW Energy Holdings LLC
MSW Energy Hudson LLC
MSW I Sub, LLC
Mt. Lassen Power
National American Insurance Company of California (d/b/a Contractors Business Resource)
New Covanta Lake Holding
Ogden Energy (Gulf) Limited
Ogden Energy India (Bakreshwar) Ltd.
Ogden Taiwan Investments Limited
OLMEC Insurance Ltd.
OPI Quezon, LLC
Pacific Energy Operating Group, L.P.

5

Pacific Energy Resources Incorporated
Pacific Hydropower Company
Pacific Oroville Power, Inc.
Pacific Recovery Corporation
Pacific-Ultrapower Chinese Station
Pacific Wood Fuels Company
Peabody Monofill Associates, Inc.
Penstock Power Company
Recycling Industries Transfer Station, LLC
SEMASS Partnership
Taixing Covanta Yanjiang Cogeneration Co. Ltd.
Thermendota, Inc.
TransRiver Canada Incorporated
Covanta 4Recovery II, LLC f/k/a TransRiver II, LLC
Covanta 4Recovery I, LLC f/k/a TransRiver LLC
Covanta 4Recovery, L.P. f/k/a TransRiver Marketing Company, L.P. (d/b/a ARCNET Marketing Company)
TransRiver Philadelphia LLC
Covanta 4Recovery Portsmouth LLC f/k/a TransRiver Portsmouth LLC
Covanta 4Recovery Transfer Systems LLC f/k/a TransRiver Transfer Systems LLC
Covanta 4Recovery Waste LLC f/k/a TransRiver Waste LLC

6

Schedule 3

List of Significant Subsidiaries

Covanta ARC Holdings, Inc.
Covanta ARC LLC
Covanta Energy Americas, Inc.
Covanta Energy Corporation
Covanta Energy Group Inc.
Covanta Essex Company
Covanta Essex LLC
Covanta Hempstead Company
Covanta Hempstead LLC
Covanta Projects, Inc.
Covanta RRS Holdings, Inc.
Covanta SEMASS, L.P.
MSW Energy Hudson LLC
Covanta Power International Holdings, Inc.

Annex A-1

FORM OF OPINION OF NEAL, GERBER & EISENBERG LLP

Annex A-2

FORM OF OPINION OF MILBANK TWEED HADLEY AND McCLOY LLP

Annex A-3

FORM OF OPINION OF GENERAL COUNSEL

Annex A-4

FORM OF OPINION OF DEWEY & LEBOEUF LLP

Annex B

Time of Sale Information

1.	Pricing Term Sheet containing the terms of the Securities, in the form of Annex C

Annex C

COVANTA HOLDING CORPORATION

Pricing Term Sheet

$400,000,000 6.375% Senior Notes due 2022

Issuer:	Covanta Holding Corporation

Security description:	6.375% Senior Notes due 2022

Distribution:	SEC Registered

Size:	$400,000,000

Gross proceeds:	$400,000,000

Net proceeds (before expenses):	$392,880,000

Maturity:	October 1, 2022

Coupon:	6.375%

Issue price:	100% of principal amount

Yield to maturity:	6.375%

Spread to Benchmark Treasury:	+ 436 basis points

Benchmark Treasury:	UST 2.000% due February 15, 2022

Interest Payment Dates:	April 1 and October 1 beginning on October 1, 2012. Interest will accrue from March 19, 2012.

Equity Clawback:	Prior to April 1, 2015, up to 35% at 106.375% plus accrued and unpaid interest

Make-whole:	Make-whole call at T+50 bps prior to April 1, 2017

Optional redemption:	On and after April 1, 2017, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest:

	Year	Percentage
	2017	103.188%
	2018	102.125%
	2019	101.063%
	2020 and thereafter	100.000%

Change of control:	Putable at 101% of principal plus accrued and unpaid interest

Trade date:	March 8, 2012

Settlement:

T+ 7; March 19, 2012

It is expected that delivery of the Notes will be made against payment therefor on or about March 19, 2012, which is the seventh business day following the date hereof (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding three business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next three business days should consult their own advisors.

CUSIP:	22282E AE2

ISIN:	US22282EAE23

Denominations/Multiple:	$2,000 x $1,000

Ratings (Moody’s/S&P/Fitch):	[Intentionally Omitted]

Joint Book-Running Managers:	Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner, & Smith Incorporated Barclays Capital Inc. Credit Agricole Securities (USA) Inc. J.P. Morgan Securities LLC Citigroup Global Markets Inc.

Senior Co-Managers:	HSBC Securities (USA) Inc. Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. TD Securities (USA) LLC

Co-Managers:	Avondale Partners, LLC Wedbush Securities Inc. Wunderlich Securities, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Morgan Stanley & Co. LLC by email at prospectus@ms.com or by telephone at (917) 606-8487.